[REZNICK FEDDER & SILVERMAN LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of BioMarine Technologies, Inc. on Form SB-2 of our report dated January 7, 2000, except Notes K and L, which are dated May 31, 2000 on the financial statements of BioMarine Technologies at December 31, 1999 and 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                   /s/ Reznick Fedder & Silverman


Atlanta, Georgia
October 17, 2000

                     [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of BioMarine Technologies, Inc. on Form SB-2 of our report dated August 18, 2000 on the reviewed financial statements of BioMarine Technologies at June 30, 2000 and 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                   /s/ Reznick Fedder & Silverman


Atlanta, Georgia
October 17, 2000